Exhibit 99a
[Allegheny Energy Company Logo]

NEWS RELEASE

For Media, contact
Guy A. Fletcher
Senior Writer, Corporate Communications Relations
10435 Downsville Pike
Hagerstown, MD 21740-1766
Phone: (301) 790-6174
Media Hotline: 1-888-233-3583
E-Mail: gfletch@alleghenyenergy.com

For Investor Relations, contact:
Gregory L. Fries
General Manager, Investor
10435 Downsville Pike
Hagerstown, MD 21740-1766
Phone: (301) 665-2713
E-Mail: gfries@alleghenyenergy.com

M. Beth Straka
General Manager, Investor Relations
4350 Northern Pike
Monroeville, PA 15146-2841
Phone: (412) 856-3731
E-Mail: mstraka@alleghenyenergy.com

FOR IMMEDIATE RELEASE Allegheny Energy Names Philip L. Goulding Vice President, Strategic Planning, and Chief Commercial Officer

Hagerstown, Md., October 3, 2003 - Allegheny Energy, Inc. (NYSE: AYE) announced today that Philip L. Goulding, Vice President and Partner with L.E.K. Consulting, has been named Vice President, Strategic Planning of Allegheny Energy, Inc., and Chief Commercial Officer of Allegheny Energy Supply Company, effective October 13, 2003.

"I am pleased to welcome Phil to the new Allegheny leadership team. His extensive experience in the energy industry, particularly in strategic analysis and planning, will be invaluable to Allegheny. His role as Vice President, Strategic Planning, will put him at the forefront of our long-term business planning efforts. In his role as Chief Commercial Officer, Phil will be responsible for optimizing all the commercial aspects of Allegheny, including particularly our generation portfolio," said Paul J. Evanson, Allegheny Energy's Chairman, President, and Chief Executive Officer.

Mr. Goulding, who has more than 20 years of experience in the energy industry, has led L.E.K. Consulting's North American energy practice since 1999, providing strategic counsel to various clients, including electric and gas utilities, energy trading and marketing businesses, and energy services firms. Previously, Mr. Goulding was employed by Shell Oil Company for 16 years, including senior positions in strategic planning and corporate finance.

He earned a Bachelor of Science degree, with a double major in Mathematics and Computer Science, from Duke University, a Master of Science degree in Finance from the University of Houston, and completed Harvard Business School's Executive Program.

Consistent with the revised New York Stock Exchange listing standards recently approved by the U.S. Securities and Exchange Commission SEC, Allegheny Energy stated that Mr. Goulding will receive an inducement award of 150,000 stock units on October 13, 2003. One-fifth of the units vest on each of October 13, 2004, October 13, 2005, October 13, 2006, October 13, 2007, and October 13, 2008. Payment of the units will be made in either shares of Allegheny Energy stock or in cash, as will be determined by the Company.

Allegheny Energy is an integrated energy company with a portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities and supplies energy and energy-related commodities; and Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about four million people in Maryland, Ohio, Pennsylvania, Virginia, and West Virginia. More information about the Company is available at www.alleghenyenergy.com.

Certain statements contained herein constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, prices, capital expenditures, development activities, and future plans. Such factors include, among others, the following: changes in general, economic, and business conditions; changes in the price of electricity and natural gas; changes in industry capacity; changes in technology; changes in financial and capital market conditions; changes in political and social conditions, deregulation activities and the movement toward competition in the states served by our operations; the effect of regulatory and legislative decisions; regulatory approvals and conditions; the loss of any significant customers; litigation; and changes in business strategy or business plans.

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